EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-111905) of Oneida Financial Corp. of our report dated February 7, 2005, relating to the consolidated statement of condition of Oneida Financial Corp. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report is included in the December 31, 2004 Annual Report on Form 10-K of Oneida Financial Corp.

                                               /s/ Crowe Chizek and Company LLC
Cleveland,Ohio
March 29, 2005